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                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF VOTING COMMON STOCK
                                       OF
                         ABR INFORMATION SERVICES, INC.
                                       AT
                              $25.50 NET PER SHARE
                                       BY
                            SPRING ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                              CERIDIAN CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 4, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                     May 7, 1999

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated May 7, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") and other materials relating to the offer by Spring Acquisition Corp., a Florida corporation (the "Purchaser") and a wholly owned subsidiary of Ceridian Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of voting common stock, par value $0.01 per Share (the "Shares"), of ABR Information Services, Inc., a Florida corporation (the "Company"), at $25.50 per Share, net to the seller in cash, without any interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders from the Company accompanied by the Solicitation/Recommendation on Schedule 14D-9 of the Company. Holders of Shares whose certificates for such Shares are not immediately available, or who cannot deliver their certificates and all other required documents to The Bank of New York (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must, if they want to tender in the Offer, tender their Shares according to the guaranteed delivery procedures set forth in
Section 4 of the Offer to Purchase.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The offered price is $25.50 per Share, net to you in cash, without any interest thereon, upon the terms and subject to the conditions set forth in the Offer.

        2.  The Offer is being made for all outstanding Shares.

        3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER AND THE MERGER AGREEMENT (AS DEFINED IN THE OFFER TO PURCHASE), HAS DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE) ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF
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    THE COMPANY AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER
    THEIR SHARES PURSUANT TO THE OFFER.

        4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 4, 1999, unless the Offer is extended.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

        6. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn by the Expiration Date a number of Shares of the Company which, together with any Shares owned by Parent, the Purchaser and/or other subsidiaries of Parent, represents more than 50% of the total number of Shares then outstanding on a fully diluted basis, and
    (ii) the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder. The Offer is also subject to other terms and conditions contained in the Offer to Purchase. See the Introduction and Sections 1, 3 and 16.

        7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for tendered Shares or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

    In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Bear, Stearns & Co. Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE. The enclosed Letter of Transmittal is furnished to you as an example and should not be used to tender Shares. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.
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                         INSTRUCTIONS WITH RESPECT TO:
                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF VOTING COMMON STOCK
                                       OF
                         ABR INFORMATION SERVICES, INC.
                                       AT
                              $25.50 NET PER SHARE
                                       BY
                            SPRING ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                              CERIDIAN CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 7, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Spring Acquisition Corp., a Florida corporation (the "Purchaser") and a wholly owned subsidiary of Ceridian Corporation, a Delaware corporation to purchase all outstanding shares of voting common stock, par value $0.01 per Share (the "Shares"), of ABR Information Services, Inc, a Florida corporation (the "Company"), at a purchase price of $25.50 per Share, net to the seller in cash, without any interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

    Number of Shares to Be Tendered: ___________________ Shares*

SIGN HERE

Signature(s): __________________________________________________________________

Signature(s): __________________________________________________________________

(Print Name(s)): _______________________________________________________________

(Print Address(es)): ___________________________________________________________

(Area Code and Telephone Number(s)): ___________________________________________

(Taxpayer Identification or Social Security Number(s)): ________________________

Dated:____________________, 1999

________________________

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.